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                                                                    EXHIBIT 99.3

         GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                             ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE
PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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                                           GIVE THE
                                       SOCIAL SECURITY
    FOR THIS TYPE OF ACCOUNT:             NUMBER OF:
----------------------------------------------------------
1. An individual's account          The individual
2. Two or more individuals (joint   The actual owner of
   account)                         the account or, if
                                    combined funds, any
                                    one of the
                                    individuals(1)
3. Husband and wife (joint          The actual owner of
   account)                         the account or, if
                                    joint funds, either
                                    person(1)
4. Custodian account of a minor     The minor(2)
   (Uniform Gift to Minors Act)
5. Adult and minor (joint account)  The adult or, if the
                                    minor is the only
                                    contributor, the
                                    minor(3)
6. Account in the name of guardian  The ward, minor, or
   or committee for a designated    incompetent person(4)
   ward, minor, or incompetent
   person
7. a. The usual revocable savings   The grantor trustee(3)
      trust account (grantor is
      also trustee)
   b. So called trust account that  The actual owner(3)
      is not a legal or valid trust
      under State law
8. Sole proprietorship account      The owner(5)
----------------------------------------------------------

----------------------------------------------------------
                                      GIVE THE EMPLOYER
                                        IDENTIFICATION
    FOR THIS TYPE OF ACCOUNT:             NUMBER OF:
----------------------------------------------------------
9. A valid trust, estate, or        Legal entity (Do not
   pension trust                    furnish the
                                    identifying number of
                                    the personal
                                    representative or
                                    trustee unless the
                                    legal entity itself is
                                    not designated in the
                                    account title.)(3)
10. Corporate account               The corporation
11. Religious, charitable, or       The organization
    educational organization
    account
12. Partnership account held in     The partnership
    the name of the business
13. Association, club, or other     The organization
    tax exempt organization
14. A broker or registered nominee  The broker or nominee
15. Account with the Department of  The public entity
    Agriculture in the name of a
    public entity (such as a State
    or local government, school
    district, or prison) that
    receives agricultural program
    payments
----------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) List first and circle the name of the legal trust, estate, or pension trust.
(4) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(5) Show the name of the owner.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.